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                                                                     EXHIBIT 16

                                    ARTHUR
                                   ANDERSEN

                                                     __________________________
                                                     Arthur Andersen LLP

                                                     __________________________
                                                     Suite 3800
                                                     100 North Tryon Street
                                                     Charlotte NC 28202-4000
                                                     704 332 0092

March 21, 1997

Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549





Dear Sirs:

We have read the first four paragraphs of Item 4(a) included in the attached Form 8-K dated March 21, 1997, of Personnel Group of America, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP




By /s/ K. E. Frauenheim
       K. Eugene Frauenheim II

DCW

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